                            SCHEDULE 14A INFORMATION
                  Consent Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Consent Materials

[X]     Definitive Consent Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Gateway Industries, Inc.
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                     Name of Registrant Specified in Charter

                            Gateway Industries, Inc.
--------------------------------------------------------------------------------
                     Name of Person Filing Consent Statement

Payment of Filing Fee (Check the appropriate box):
[x] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
             ------------------------------------------------------------

    2)       Aggregate number of securities to which transaction applies:
             ------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
             ------------------------------------------------------------

    4)       Proposed maximum aggregate value of transaction:
             ------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)       Amount Previously Paid:

            ------------------------------------------------------------

   2)       Form, Schedule or Registration Statement No.:

            ------------------------------------------------------------

   3)       Filing Party:

            ------------------------------------------------------------

   4)       Date Filed:

            ------------------------------------------------------------

                            GATEWAY INDUSTRIES, INC.
                              101-01 Foster Avenue
                            Brooklyn, New York 11236

                                CONSENT STATEMENT

         This Consent Statement is being furnished to you by the Board of Directors of Gateway Industries, Inc., a Delaware corporation ("Gateway" or the "Company"), in connection with the solicitation of written consents from the holders of the Company's common stock, par value $ .001 per share (the "Common Stock"), to take action without a stockholder's meeting, as permitted by Delaware law, to approve an amendment to the Company's stock option plans as set forth below. The Board of Directors is requesting each holder of Common Stock to approve the amendment by signing and dating the enclosed Consent Card, and promptly mailing it in the enclosed envelope. The proposed corporate action may be adopted by the consent of the holders of a majority of the shares of Common Stock outstanding at the close of business on November 14, 1996, which is the record date for the solicitation (the "Record Date"). Consents, to be effective under Delaware law, must be submitted no later than 60 days after the Record Date. This Consent Statement and the enclosed Consent (the "Consent materials") are first being mailed to stockholders of the Company on or about November 29, 1996.

         The cost for the solicitation of Consents by the Board of Directors is being borne by the Company. Such solicitation is being made by mail and, in addition, may be made by directors, officers and regular employees of the Company, either in person or by telephone or telegram, without additional compensation for such services. Forms of the Consent and other Consent materials will also be distributed to brokerage houses, fiduciaries, custodians and other like parties for distribution to the beneficial owners of capital stock of the Company and the Company will reimburse such parties for their out-of-pocket expenses relating thereto.

         The only outstanding class of voting securities of the Company is its common stock, $.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. As of the Record Date, there were 3,603,469 shares of Common Stock issued and outstanding.










Dated: November 26, 1996

          APPROVAL OF AN AMENDMENT TO THE COMPANY'S STOCK OPTION PLANS

         By this solicitation, stockholders are being asked to approve an amendment (the "Amendment") to the Company's 1990 Incentive Stock Option Plan and Nonstatutory Stock Option Plan (the "Plans") to (i) increase the number of shares that may be subject to options under the Plans to 400,000 shares; (ii) permit the granting of stock options to consultants, advisors and representatives of the Company (iii) add individual grant limitations required by Code Section 162(m) for option income for certain individuals to be tax deductible by the Company; and (iv) extend the term of the Plans to December 19, 2005. The Amendment was approved by the Company's board of directors on December 19, 1995. Pursuant to applicable law, for the Amendment to be effective with respect to the Incentive Stock Option Plan, it must receive stockholder approval by December 18, 1996. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record is necessary to approve the Amendment.

Summary of the Plans

         The following summary of the Plans is not intended to be complete, and is qualified in its entirety by reference to the Plans as amended and restated, a copy of which is filed as an exhibit to Form 10-KSB for the fiscal year ended December 31, 1995. A copy of the Plans may be obtained, without charge, upon request addressed to the Company.

         The primary purpose of the Plans is to provide a continuing, long-term incentive to the Company and its subsidiaries so that the Company will be able to attract and retain qualified personnel. Options granted to employees under the Plans may be either incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options") or options which do not constitute Incentive Stock Options. Options granted to directors, consultants, advisors or representatives under the Plans will be Options which do not constitute Incentive Stock Options. The Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor are they qualified Plans under Section 401(a) of the Code. See "FEDERAL INCOME TAX CONSEQUENCES."


Administration

         The Plans are to be administered by a Committee (the "Committee") consisting of, and appointed by the Board of Directors (the "Board"), not less than two outside members of the Board within the meaning of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code, or by the entire Board. The interpretations and constructions by the Committee of any provisions of the Plans and of Options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plans and of Options granted thereunder, are final and conclusive on all persons having any interest thereunder. The Company does not presently have a Committee.

         The Committee has the authority, in its discretion and subject to the express provisions of the Plans, to determine the individuals to receive Options, the time when they will receive such Options, the purchase price and the number of Shares which will be subject to each Option, and the other terms and provisions of the respective Options (which need not be identical). Under the Plans, commencing with this Meeting of Stockholders, the maximum number of shares that may be subject to options granted under the Plans to a named executive officer during any calendar year may not exceed 50,000.



                                        2

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Eligibility and Extent of Participation

         Options may be granted only to employees, consultants, advisors, representatives and directors of the Company and its subsidiaries. Incentive Stock Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are consultants, advisors, representatives or directors of the Company or any such parent or subsidiary corporation. As of December 1, 1996, approximately 250 individuals were eligible to receive Options, and Options were held by approximately 20 individuals under the Plans. Subject to the terms of the Plans, the Committee has full and final authority to determine the persons who are to be granted Options under the Plans and the number of Shares subject to each Option.


Purchase Price and Exercise of Options

         The purchase price for each Share issuable upon exercise of an Option shall not be less than 100% of the fair market value of such Share on the date the Option is granted, except that no Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of the grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock options Plans of the Company and its parent and subsidiary corporations exceeds $100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee may authorize the purchase price to be paid in whole, or in part, by delivery of shares of the Company's common stock having a fair market value equal to the option exercise price.

         An Option may be exercised in such amounts and at such times as may be determined by the Committee at the time of grant of such Option. To the extent that an Option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

         In the discretion of the Board, an Optionee may elect to pay all or part of the option exercise price with Shares previously acquired by the Optionee and an Optionee may simultaneously exercise an Option and deliver Shares received upon such exercise to satisfy the exercise price of additional Options, with the result that the Optionee, upon such simultaneous exercise and delivery, shall receive Shares with a Fair Market Value equal to the difference between the aggregate exercise price of the exercised Options and the Fair Market Value of the Shares covered by such Options. Such exercise will be subject to all restrictions and limitations of applicable laws, rules, and regulations (including any restrictions or limitations arising under Section 16(b) of the Exchange Act and Rule 16b-3). Shares used to pay the option exercise price shall be valued at the Fair Market Value of the Shares as of the day immediately preceding the day notice of exercise is received by the Company.

Expiration and Transfer of Options

         Options are non-transferable, except by will or by the laws of descent and distribution. During the lifetime of each Option holder, only he may exercise his Option.




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



Adjustment of Shares

         If any change is made in the Shares subject to the Plans, or subject to any Option granted under the Plans, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of Shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of Shares subject to the Plans, and the number of Shares and prices per share of stock subject to outstanding Options as the Committee may deem appropriate.

         The Plans shall be effective upon the date of its adoption by the Board, provided the Plans are approved by the stockholders of the Company within twelve months thereafter, and that no Option shall be exercisable prior to such stockholder approval. Except with respect to Options then outstanding, the Plans shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.


Amendments to and Termination of the Plans

         The Board in its discretion may terminate the Plans at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plans or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plans, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plans, change the class of individuals eligible to receive Options under the Plans or extend the term of the Plans, without the approval of the stockholders of the Company.


Federal Income Tax Consequences

         The following summary of the Federal income tax consequences of the grant and exercise of Options, and the disposition of Shares purchased pursuant to the exercise of Options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.


Incentive Stock Options

         No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax under section 55 of the Code.

         If the requirements of section 422(a) of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder for more than two years after the grant of the Option and for more than one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as long-term capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422(a) of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs. The amount of such ordinary income will be the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the Option price, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. In addition, long-term capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than one year by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the Option price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

         If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

Non-Qualified Options

         No tax obligation will arise for the optionee or the Company upon the granting of either incentive stock options or non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

Plan Benefits

         The following table gives information with respect to options that have been granted under the Plans to each named executive officer, all executive officers as a group, each nominee for election as a director, all directors who are not executive officers as a group, and all employees who are not executive officers as a Group.


                                                                    Avg.
                                                                  Exercise                               Percentage
                                                 Options           Price                                 of Options
Name                                             Granted#        per Share         Exp. Date              Granted
----                                             --------        ---------         ---------              -------
Warren G. Lichtenstein                           102,000           $3.92           12/18/2000              36.2%
Jack Howard                                       10,000            3.44              5/25/03
                                                  15,000            3.50              7/16/03
                                                   7,500            4.25             12/18/03              11.6%
Ronald W. Hayes                                    9,500            4.25             12/18/03               3.4%
All Executive Officers                                                               12/18/00                 -
  as a Group (2 persons)                         139,500            3.73             12/18/03              49.5%
All Directors
  who are not Executive Officers,
  as a Group (1 person)                            9,500            4.25             12/18/03               3.4%
All Employees, other than
  Executive Officers                              63,000            4.25             12/18/03              22.3%




                     THE BOARD RECOMMENDS THAT STOCKHOLDERS
                         VOTE TO APPROVE THE AMENDMENT.

                                  CONSENT CARD

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            GATEWAY INDUSTRIES, INC.

                  The undersigned, a stockholder of record of Gateway Industries, Inc.,(the "Company") on November 14, 1996 (the "Record Date") hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $.001 per share, of the Company held by the undersigned on the Record Date to the following action without a meeting, without prior notice and without a vote.

                  APPROVAL TO AMENDMENT OF STOCK OPTION PLANS:

RESOLVED, that the Company's 1990 Stock Option Plans be, and hereby are, amended as provided for in the Company's Consent Statement dated November 26, 1996.


     [ ] Consent             [ ] Consent Withheld             [ ] Abstain


(INSTRUCTION: To consent, withhold consent or abstain from voting with respect to the above-referenced action, check the appropriate box above. If no box is marked, the undersigned will be deemed to have consented to the adoption of the resolution.)


Please sign below exactly as your name appears on your stock certificate. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.

Dated: December ___, 1996


---------------------------------
          (Signature)


---------------------------------
(Joint Signature, if held jointly)


---------------------------------
(Title or authority (if applicable))